UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2015

Alphabet Holding Company, Inc.

(Exact name of Registrant as specified in its Articles of Incorporation)

Delaware	333-186802	27-3085103
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Smithtown Avenue, Ronkonkoma, NY	11779
(Address of principal executive offices)	(Zip Code)

(631) 200-2000
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)                            Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the preparation of the annual financial statements for the fiscal year ended September 30, 2015, Alphabet Holding Company, Inc. (the “Company”) discovered a financial statement error attributable to the accounting for the accelerated depreciation of assets being sold in conjunction with the closure of its nutritional bar manufacturing plant, which resulted in depreciation expense being understated by $4.9 million and $6.5 million for the quarter  and nine months ended June 30, 2015, respectively.  As a result of this increase in depreciation, when evaluated with the previously disclosed out-of-period adjustments described below, on November 10, 2015, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company concluded that the unaudited consolidated financial statements for the quarter  and nine months ended June 30, 2015 contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 should no longer be relied upon due to the effect of the aggregation of these adjustments. Accordingly, investors should no longer rely upon the Company’s previously issued financial statements for these periods. The Company intends to restate its previously issued financial statements for the quarter  and nine months ended June 30, 2015 through the filing of an amended Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2015. The amended Quarterly Report on Form 10-Q/A will be filed with the Securities and Exchange Commission (“SEC”) as soon as practicable.

Other Adjustments

In addition, this restatement will reflect corrections for certain previously disclosed out-of-period adjustments made in 2015  which originated in prior periods that the Company concluded at the time, based on its evaluation of both quantitative and qualitative factors, were not material to any of its previously issued financial statements. These adjustments included the following:

•                  As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, during the first quarter of the fiscal year ended September 30, 2015 the Company recorded an out-of-period adjustment to cost of sales and label inventory of $3.7 million.  This immaterial adjustment is a result of the Company correcting its policy of expensing all labels upon receipt.  Accordingly, on-hand labels are now recorded as a part of ending inventory on the balance sheet.

•                  As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 3015, during the second and third quarters of the fiscal year ended September 30, 2015 the Company recorded out-of-period adjustments to selling, general and administrative expenses and cost of sales and prepaid rent totaling $3.3 million.  This immaterial adjustment is a result of the Company correcting its policy of expensing rent, primarily at certain retail locations, at the payment date.  Accordingly, prepaid rent is now recorded on the balance sheet and amortized during the period of use.

Based on our assessment to date, we expect the aggregate impact of the depreciation error and the previously disclosed out-of-period adjustments on our previously reported results for the third quarter of the fiscal year ended September 30, 2015 to be as follows:

•                  Quarter ended June 30, 2015: decrease in Consolidated EBITDA, as defined by our credit agreement, of $0.8 million, increase in depreciation expense of $4.9 million (included within facility restructuring charges), increase in cost of sales of $0.6 million, decrease in tax expense of $2.1 million, decrease in income before income taxes of $5.5 million and a decrease in net income of $3.4 million, and

•                  Nine months ended June 30, 2015: decrease in Consolidated EBITDA, as defined by our credit agreement, of $7.5 million, increase in depreciation expense of $6.5 million (included within facility restructuring charges), increase in cost of sales of $4.3 million, increase in selling, general and administrative expenses of $2.7 million, decrease in tax expense of $5.2 million, decrease in income before income taxes of $13.5 million and a decrease in net income of $8.3 million.

The Audit Committee believes that the effect of the depreciation error and the previously disclosed out-of-period adjustments related to costs of sales, selling, general and administrative expenses, label inventory and prepaid rent, in the aggregate, is material to the previously issued financial statements for the interim periods ended June 30, 2015.  The Audit Committee concluded that such previously disclosed out-of-period adjustments are immaterial on an individual basis and, as a result, would not require the Company to restate its previously issued financial statements for the quarter ended December 31, 2014 and the quarter and six months ended March 31, 2015.  However, the Company will prospectively revise its financial statements for these periods.  In addition, the Company expects that the previously disclosed out-of-period adjustments for which the Company has restated will have no effect on the cash position of the Company for any period, will not impact any covenants under its debt agreements and will not require a change to the financial statements for interim or annual periods for the fiscal year ended September 30, 2014 or any prior period, other than balance sheet revisions, as the income statement impact for all previously reported periods is de minimis for the previously disclosed out-of-period adjustments described above.

The statements above regarding the expected effects of the restatement constitute forward-looking statements that are based on the Company’s current expectations. The actual changes to the financial statements and detailed information regarding the elements of the restatement will be included in the Company’s amended Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2015 after the Company has completed its work with respect to the restatement and has finished preparing those amendments. There can be no assurance that the actual changes to the financial statements and the effect of those changes on the Company’s financial position and results of operations will not differ, possibly materially, from the Company’s current expectations. Refer to the “Cautionary Note Regarding Forward-Looking Statements” section below.

The Audit Committee of the Company has discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02(a) with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

As a result of the determination to restate these previously issued financial statements, management is in the process of re-evaluating the effectiveness of the design and operation of the Company’s internal control over financial reporting and disclosure controls and procedures.  Management will not reach a final conclusion on the effect of the restatement on the Company’s internal control over financial reporting and disclosure controls and procedures until completion of the restatement process.

The Company currently anticipates that it will be in a position to timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding materiality or significance, the quantitative effects of the restated financial statements, and any anticipated conclusions of the Audit Committee or the Company’s management with respect to the matters relating to the Company’s accounting. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of the Company’s disclosure controls and procedures and the effectiveness of the Company’s internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing with the SEC of the amended Quarterly Report on Form 10-Q/A or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alphabet Holding Company, Inc.

Date: November 13, 2015	By:	/s/ Dipak Golechha
Name: Dipak Golechha
Title: Chief Financial Officer